Exhibit 10.1

AGREEMENT

This AGREEMENT (the “Agreement”) is made as of the 30 day of August, 2024, by and between Seelos Therapeutics, Inc., a Nevada corporation (the “Company”), and Lind Global Asset Management V, LLC (the “Investor”).

WHEREAS, on November 23, 2021, the Company and the Investor entered into a Securities Purchase Agreement, as amended (the “Purchase Agreement”), pursuant to which the Company issued and sold to the Investor, a convertible promissory note in an aggregate principal amount of $22 million, as amended (the “Note”), convertible into shares of the Company’s common stock (the “Common Stock”); and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

WHEREAS, the Company and the Investor seek to enter into this Agreement to permit the conversion of the outstanding balance of the Note into shares of Common stock upon the Company’s consummation by the Company of a Fundamental Transaction (as defined below);

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       Conversion of Note. The Company and the Investor hereby agree that, upon the consummation of a Fundamental Transaction having terms and conditions agreeable to the Investor, that the Investor shall convert an amount of the outstanding balance of the Note, including all interest, fees and payments owed thereunder, as shall be sufficient to allow the Company to comply with the Stockholder’s Equity continued listing standard set forth in rule 5550(a) of the Nasdaq Capital Market Listing Requirements, unless the Investor in its sole discretion determines to exceed such amount, into shares of the Company’s Common Stock at a price per share to be agreed upon by the parties (the “Shares”) in accordance with the terms of Note. Such conversion shall be subject to the Company’s continued listing on The Nasdaq Stock Market LLC, and to all applicable laws and regulations, including any shareholder voting requirements as may be required by the Nasdaq Stock Market rules, and, for the avoidance of doubt, no such conversion shall result in the Investor exceeding the ownership cap set forth in Section 3.3 of the Note.

For purposes of this Agreement a “Fundamental Transaction” shall mean a transaction pursuant to which (a) the Company effects any merger or consolidation of the Company with or into another Person, (b) the Company effects any sale of all or substantially all of its assets in one or a series of related transactions, (c) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (d) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property.

2.       Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:

a.               Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

b.               Authorization. The Company has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

c.               Validity; Enforcement; No Conflicts. This Agreement and each Transaction Document to which the Company is a party have been duly and validly authorized, executed and delivered on behalf of the Company and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Company of this Agreement and each Transaction Document to which the Company is a party and the consummation by the Company of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Company, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Investor to perform its obligations hereunder.

3.       Representations and Warranties of the Investor. The Investor hereby represents, warrants and covenants that:

a.               Authorization. The Investor has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

b.               Investment Experience. The Investor can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Shares.

c.               Information. The Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Shares which have been requested by the Investor. The Investor has had the opportunity to review the Company’s filings with the Securities and Exchange Commission. The Investor and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its advisors, if any, or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained herein. The Investor understands that its investment in the Shares involves a high degree of risk. The Investor has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Investor is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Shares and the transactions contemplated by this Agreement.

d.               No Governmental Review. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

4.        Miscellaneous.

a.               Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

b.               Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

c.               Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

d.               Fees and Expenses. The Company shall pay the fees and expenses of the Investor’s advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement; provided, however, that such fees and expenses shall not exceed $5,000 in total.

e.               Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered pursuant to the terms of the Purchase Agreement.

f.                Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Investor and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

g.               Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

h.               Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the conversion of the Note and the other matters described herein and therein and supersede and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

i.                Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

j.                Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

k.               No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

l.                Survival. The representations, warranties and covenants of the Company and the Investor contained herein shall survive the Closing and delivery of the Shares.

m.                   Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

n.               No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

o.               Reservation of Rights and Remedies. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Investor under the Note or any other Transaction Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Note.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

Seelos Therapeutics, Inc.

By:	/s/ Raj Mehra
Name:	Raj Mehra
Title:	Chief Executive Officer

INVESTOR Lind Global Asset Management V, LLC

By:	/s/ Jeff Easton
Name:	Jeff Easton
Title:	Authorized Signatory